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                       MEDICIS PHARMACEUTICAL CORPORATION
                             INVITES HOLDERS OF ITS
               2.5% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2032
                   (CUSIP NOS. 584 690 AA 9 AND 584 70K AA 2)
                          TO EXCHANGE THEIR NOTES FOR
               1.5% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2033

                                                                   July 16, 2003

To Our Clients:

      Enclosed for your consideration are a preliminary prospectus, dated July 16, 2003 (as amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by Medicis Pharmaceutical Corporation (the "Company") to exchange (the "Exchange Offer") $1,230 in principal amount of 1.5% Contingent Convertible Senior Notes due 2033 (the "New Notes") for each $1,000 in principal amount of 2.5% Contingent Convertible Notes due 2032 (the "Old Notes") of the Company held by the registered holders thereof (the "Holders").

      Holders of Old Notes who tender in the Exchange Offer will receive an interest payment on December 4, 2003 in an amount equal to the sum of (i) the accrued but unpaid interest on the Old Notes, at an annual interest rate of 2.5%, from and including June 4, 2003 through the expiration date of the exchange offer; and (ii) the accrued but unpaid interest on the New Notes at an annual interest rate of 1.5%, from and including the first day after the expiration date of the exchange offer to, but excluding, December 4, 2003.

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account or benefit but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal, which we urge you to read carefully.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 13, 2003, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE").

      Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. New Notes will not be issuable in exchange for Old Notes so withdrawn. Any permitted withdrawal of Old Notes may not be rescinded, and any Old Notes properly withdrawn will afterwards be deemed not validly tendered for purposes of the Exchange Offer.

      Withdrawn Old Notes may, however, be re-tendered by again following one of the appropriate procedures described in the Prospectus at any time before the Expiration Date.

      Your attention is directed to the following:

          1. The Exchange Offer is subject to certain conditions set forth in the section titled "The Exchange Offer -Conditions to the Exchange Offer," in the Prospectus, including the effectiveness of the registration statement of which the Prospectus is a part and that at least $200 million in aggregate principal amount of the Old Notes be validly tendered and not withdrawn at the expiration of the Exchange Offer.

          2.  The Exchange Offer is for all of the outstanding Old Notes.

          3. If you desire to tender your Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of Old Notes prior to the Expiration Date.
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          4.  Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

      If you wish to have us tender any or all of your Old Notes held by us for your account or benefit pursuant to the Exchange Offer, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Notes held by us and registered in our name for your account.

                                         Very truly yours,

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Medicis Pharmaceutical Corporation (the "Company") with respect to the Old Notes of the Company. This will instruct you to tender with respect to the principal amount of Old Notes indicated below (or, if no number is indicated below, all Old Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

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2.5% Contingent Convertible Senior Notes due 2032

$ ______ (Aggregate Amount of Old Notes)

[ ]  Please do not tender any Old Notes held by you for any account.

Dated:

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Signature(s):

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Print name(s) here:

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Print Address(es):

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Area Code and Telephone Number(s):

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Area Code and Facsimile Number(s):

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Tax Identification or Social Security Number(s):

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My Account Number(s) with you:

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      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, we will tender all of the Old Notes held by us for your account unless we receive specific contrary instructions.

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